N-SAR Item 77Q(3) Exhibit

     (a)(i)  Not applicable at this time.


     (a) (ii) There were no significant changes in Evergreen Select Equity Trust's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective action with regard to significant deficiencies and material weaknesses.

     (a) (iii) Certification

     I, Carol A. Kosel, certify that:




1.    have reviewed this report on Form N-SAR of Evergreen Select Equity Trust;




2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets, of the registrant as of, and for, the periods presented in this report.

     Date:






     Carol A. Kosel
     Principal Financial Officer
     Evergreen Investments

                            N-SAR Item 77Q(3) Exhibit

     (a)(i)  Not applicable at this time.


     (a) (ii) There were no significant changes in Evergreen Select Equity Trust's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective action with regard to significant deficiencies and material weaknesses.

     (a) (iii) Certification

     I, William M. Ennis, certify that:




1.    have reviewed this report on Form N-SAR of Evergreen Select Equity Trust;




2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets, of the registrant as of, and for, the periods presented in this report.

     Date:






     William M. Ennis
     Principal Executive Officer
     Evergreen Investments

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

                  72DD              73A              74U               74V


     Equity       Dollar            Per Share        Shares


     Index Fund #11  Distributions     Distributions    Outstanding   NAV

     Class A      961,246       0.380000              4,884,571        34.22


     Class B      374,337        0.080000              5,324,760        34.07


     Class C      258,150       0.080000              4,551,746        34.12


     Class I      3,729,269      0.490000             10,612,392        34.23


     Class IS     120,937       0.380000               337,763          34.22





     Strategic    Dollar            Per Share        Shares


     Value Fund #7  Distributions     Distributions    Outstanding    NAV

     Class A      0                 0.000000             3,336             17.78


     Class B      0                 0.000000             11,196            17.75


     Class C      0                 0.000000             7,818             17.76


     Class I      8,669,363         0.220000              41,226,869       17.76


     Class IS     70,581            0.170000             324,677           17.76